Independent Auditors' Consent



To the Shareholders and Board of Trustees of Cadre Institutional Investors Trust


We consent to the use of our reports dated November 3, 2000 incorporated herein by reference and to the references to our firm under the headings "Financial Highlights" in the prospectuses and "Independent Auditors" in the prospectuses and the statement of additional information.





February 28, 2001